Exhibit 99.(p)(4)

Ethics

World	Code of Ethics for Access Persons

CODE OF ETHICS

For Access Persons of

World Asset Management, Inc.

Effective December 29, 2006

CODE OF ETHICS

Table of Contents

I.	INTRODUCTION		4
	A.	Standards of Business Conduct	4
	B.	General Principles of this Code of Ethics	4
	C.	Applicability	4
	1.	General Applicability of the Code	4
	2.	Application of the Code to Personnel of Funds Sub-advised by World	5
	3.	Conflicts with Other Codes	5
II.	RESTRICTIONS ON ACTIVITIES		5
	A.	Initial Public Offering and Limited Offering	5
	B.	Short-Term Trading	6
	1.	Covered Securities	6
	2.	Reportable Fund Shares	6
	3.	Exempt Transactions	6
	4.	Return of Profits	7
	C.	Personal Brokerage Accounts	7
	D.	Gifts	8
	1.	Accepting Gifts	8
	2.	Solicitation of Gifts	8
	3.	Giving Gifts	8
	E.	Service as a Director	8
	F.	Amendments and Waivers	9
III.	COMPLIANCE PROCEDURES		9
	A.	Pre-Clearance Requirements for Access Persons	9
	1.	General Requirement	9
	2.	Exempt Transactions	9
	3.	Trade Authorization Requests	10
	4.	Representations and Warranties	11
	5.	Duration of Pre-Clearance Approval	12
	6.	Execution of Trades and Commissions	12
	B.	Reporting Requirements for Access Persons	12
	1.	Brokerage Statements and Confirmations	12
	2.	Quarterly Transaction Reports	12
	3.	Initial and Annual Disclosure of Personal Holdings	14
	4.	Certification of Compliance	15
	5.	Permitted Disclaimer	15
	C.	Distribution of the Code to Persons Subject to the Code	15
	D.	Quarterly Review	15
	E.	Reports to the Boards of Trustees/Directors	16
	1.	Annual Reports	16
	2.	Quarterly Reports	16
IV.	GENERAL POLICIES		17
	A.	Anti-Fraud	17
	B.	Involvement in Criminal Matters or Investment-Related Civil Proceedings	17
V.	REPORTING VIOLATIONS OF THE CODE		17
VI.	SANCTIONS		17
VII.	RECORDKEEPING		18

VIII.	CONFIDENTIALITY	18
IX.	OTHER LAWS, RULES AND STATEMENTS OF POLICY	18
X.	FURTHER INFORMATION	18

Attachment A – Definitions

Attachment B-2 – Brokerage Account Certification Statement

Attachment B-3 – Holdings Certification Statement

Attachment C – Initial Report of Personal Holdings of Securities

Attachment D – Annual Certification and Questionnaire

Attachment E – Contact Persons

Attachment F – List of Broad-Based Indices

Attachment G – Reportable Funds

I.              INTRODUCTION

A.            Standards of Business Conduct

World Asset Management, Inc. (“World”) seeks to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  As a registered investment adviser, World has a duty to deal fairly with and act in the best interests of its clients and World’s personnel has a duty to place the interests of World’s clients ahead of their own.  The confidence and trust placed in World by its clients is something World’s personnel should value and endeavor to protect.

To further these goals, World adopted policies and procedures that pertain to World’s employees, officers, general partners and other persons occupying a similar status or performing similar functions, as well as any other persons who provide investment advice on behalf of World and are subject to World’s supervision and control.  World’s policies and procedures, including this Code of Ethics, require the personnel of World to adhere to certain standards of conduct and to comply with federal securities laws.  Personnel of World should strive not only to comply with World’s policies and procedures, but to conduct themselves in such a manner as to instill confidence and trust in World’s clients.

B.            General Principles of this Code of Ethics

This Code of Ethics (“Code”) establishes rules of conduct for World’s “Access Persons” (as defined in Attachment A).  The Code is designed to (i) govern the personal securities activities of Access Persons; (ii) prevent Access Persons from engaging in fraud; and (iii) require World to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

As a general matter, in connection with personal securities transactions, (1) Access Persons of World should always place the interests of Advisory Clients (as defined in Attachment A) first; (2) Access Persons should ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person’s position of trust and responsibility; and (3) Access Persons should not take inappropriate advantage of their positions.

C.            Applicability

1.             General Applicability of the Code

This Code applies to all Access Persons (as defined in Attachment A).

2.             Application of the Code to Personnel of Funds Sub-advised by World

This Code does not apply to the directors, officers and general partners of funds for which World serves as a sub-adviser, except insofar as such persons are World Access Persons, independent of their position with such Funds.

3.             Conflicts with Other Codes

To the extent this Code conflicts with any code of ethics or other code or policy to which an Access Person is also subject, this Code shall control.  Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) World’s Chief Compliance Officer (“CCO”) (as identified on Attachment E) determines that the other code should be controlling and (ii) notifies the Access Person in writing of that determination.

II.            RESTRICTIONS ON ACTIVITIES

A.            Initial Public Offering and Limited Offering

No Access Person shall acquire directly or indirectly any securities in an “initial public offering” for his or her personal account except “initial public offerings” of registered investment companies.(1)  For this purpose, an “initial public offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

No Access Person shall acquire directly or indirectly securities in a “limited offering” (which are sometimes also referred to as “private placements”) except after receiving pre-clearance, as specified in Section III.A. hereof.  In all such instances, the Access Person shall provide the CCO with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of Advisory Clients).  The CCO may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of the appropriate World personnel (e.g., World Chief Investment Officer), that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

For this purpose, a “limited offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder.  (As noted above, this provision does not apply to Non-Interested Trustees or to Interested Trustees who are not also Investment Personnel.)  An Access Person who has been authorized to acquire and has acquired securities in a “limited offering” must disclose that investment to the CCO and the Chief Investment Officer prior to, and explain

(1)           Fund IPOs must, however, be pre-cleared.

that the disclosure is being made is in connection with, the Access Person’s subsequent consideration of an investment in the issuer by an Advisory Client.

B.            Short-Term Trading

1.                                      Covered Securities

No Access Person shall profit from the purchase and sale, or sale and purchase, of the same Covered Security of which such Access Person has a Beneficial Ownership interest within 60 calendar days.  The 60 calendar days will be calculated from the date of the most recent transaction.  Subject to Section V. below, any profit realized from a trade in violation of this provision shall be paid to World, which shall, in turn, donate that amount to a charitable organization.

2.                                      Reportable Fund Shares

No Access Person (or member of his or her Immediate Family) shall purchase and sell or sell and purchase shares of the same fund sub-advised by World  (see Attachment G for a list of mutual funds sub-advised by World) in which such Access Person has a Beneficial Ownership interest within a 60 day calendar period.  The 60 calendar days will be calculated from the date of the most recent transaction.

Further, no Access Person (or member of his or her Immediate Family) shall exchange shares of one fund sub-advised by World (with respect to which such Access Person has a Beneficial Ownership interest) for shares of another fund sub-advised by  World (with respect to which such Access Person has a Beneficial Ownership interest) within a 60 day calendar period.  The 60 calendar days will be calculated from the date of the most recent transaction.

World Personnel are expected to follow any policies that a sub-advised fund may maintain with respect to market-timing.

3.                                      Exempt Transactions

None of the above-specified restrictions on short-term trading shall apply to the following transactions:

a.             Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO);

b.             Purchases or sales that are non-volitional on the part of the Access Person;

c.             Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs;

d.             Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

e.             Purchases or sales with respect to shares of any money market fund;

f.              Except for short-term trading in shares of a sub-advised fund that violate that fund’s market-timing or short-term trading policies, purchases or sales that are considered by the CCO to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client;

g.             Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

h.             Transactions in options on securities excluded from the definition of Covered Security; and

i.              Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based.  The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F.  Options on indices that are not designated as broad-based are subject to the restrictions on short-term trading.

4.                                      Return of Profits

Subject to Section V. below, any profit realized by an Access Person from prohibited short-term trading in shares of funds sub-advised by World shall be returned to the relevant sub-advised fund and shall be viewed for tax purposes as a payment made to correct an error.

C.            Personal Brokerage Accounts

Except as described below, Access Persons may hold Reportable Securities only in accounts held at Comerica Securities, an affiliate of World.  The following are exempt from this requirement: (1) mutual fund accounts held directly with the fund company; (2) 401(k) plan accounts; (3) directly held 529 plan accounts; (4) certain professionally managed accounts [(upon approval by the CCO)]; and (5) bank trust accounts.

D.            Gifts

The provisions of World’s Gift Policy as set forth in World’s Compliance Manual  apply to officers and employees of World.  The following is a summary of certain relevant provisions of the Gift Policy.  Please see the Gift Policy for further information

1.             Accepting Gifts

On occasion, because of their positions with World, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities.  Acceptance of extraordinary or extravagant gifts is not permissible.  Any such gifts must be declined, returned or given to World to donate to charity in order to protect the reputation and integrity of World .  Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted.  Access Persons may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount.  Access Persons must report and log the receipt of any gift to the Compliance Department in accordance with the requirements of World’s Gift Policy.

2.             Solicitation of Gifts

Access Persons of World may not solicit gifts or gratuities.

3.             Giving Gifts

Access Persons of World may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with any securities or financial organization, including exchanges, other NASD member organizations, commodity firms, news media, or clients of the firm.

E.             Service as a Director

No Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from World’s CCO, Chief Executive Officer or Chief Investment Officer, based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients.  In instances in which such service is authorized, the Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate “Chinese Wall” procedures established by the CCO.  This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

F.             Amendments and Waivers

The limitations and restrictions specified in subsections B through E of this Section II. may be modified only by the CCO on a case-by-case basis.  Each such modification shall be documented in writing by the CCO, including in particular the basis for the modification.  If material, such modification must be approved by the Board of Directors of World and each Fund sub-advised by World no later than six months after adoption of the change.

Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.  All material exceptions must be in writing and, where related to one or more sub-advised funds, must be reported to World’s Board and as applicable, the Board of Directors/Trustees of the relevant sub-advised fund(s) at its next regularly scheduled meeting after the exception is granted.  For purposes of this Section, an exception will be deemed to be material if the transaction involves more than 1,000 shares or has a dollar value in excess of $50,000.

When requesting an exception to the restrictions on short-term trading in Section II.D., an Access Person must demonstrate that (1) the short-term trading would not have a material impact on the relevant fund sub-advised by World and its shareholders; (2) the transaction involves less than 1,000 shares of any fund sub-advised by World; and (3) the aggregate dollar value of the shares that would be purchased or sold on a short-term basis is not in excess of $50,000.  The CCO will grant exceptions only in limited circumstances.  No waivers will be granted to portfolio managers with respect to short-term trading in shares of any sub-advised fund for which they provide advisory services.

III.           COMPLIANCE PROCEDURES

A.            Pre-Clearance Requirements for Access Persons

1.             General Requirement

All purchases or sales (including the writing of an option to purchase or sell and the giving of a gift (but not the receipt of a gift)) of a fund IPO or a limited offering in which an Access Person (or a member of his or her Immediate Family) has or will have a Beneficial Ownership interest must be pre-cleared with the CCO (or his or her designee).

2.             Exempt Transactions

The following transactions are exempt from the pre-clearance requirements described in this Section III.A.:

a.             Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO);

b.             Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), automatic stock purchase plans or programs, or an employee stock purchase plan or program;

c.             Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

d.             Purchases or sales that are non-volitional on the part of the Access Person or a Client ;

e.             Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

f.              Transactions in collective funds or common trust funds;

g.             Transactions in options on securities excluded from the definition of Covered Security;

h.             Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based.  The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F. Options on indices that are not designated as broad-based are subject to the pre-clearance requirements; and

i.              De Minimis Trades.

3.             Trade Authorization Requests

Prior to entering an order for a personal trade that requires pre-clearance, the Access Person must complete a written or electronic request for pre-clearance providing the following information:

a.             Name and symbol of security;

b.             Maximum quantity to be purchased or sold;

c.             Name of broker effecting the transaction; and

d.             Type of transaction (e.g., buy, sell, exchange, etc).

The request must be submitted to the CCO (or his or her designee).  After receiving the written or electronic request, the CCO (or his or her designee) will, as appropriate (a) review the information, (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to authorize the proposed securities transaction.  No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the CCO (or his or her designee).  Verbal approvals are not permitted and may not be relied upon.  Access Persons are solely responsible for their compliance with the Code.  Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

4.             Representations and Warranties

Each time an Access Person makes a pre-clearance request, other than a pre-clearance request with respect to a transaction in shares of a sub-advised Fund by portfolio managers, the Access Person shall be deemed to be making the following representations and warranties:

a.             He/she does not possess any material non-public information regarding the issuer of the security;

b.             To his/her knowledge, there are no pending trades in the security (or any derivative of it) by an Advisory Client (other than an Index Trade);

c.             To his/her knowledge, the security (or any derivative of it) is not being considered for purchase or sale by any Advisory Client (other than an Index Trade);

d.             If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has purchased or sold this security (or any derivatives of it) within the past 7 calendar days (other than an Index Trade); and

e.             He/she has read the Code of Ethics within the prior 12 months and believes that the proposed trade fully complies with the requirements of the Code.

5.             Duration of Pre-Clearance Approval

Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given.  The pre-clearance approval will expire at the open of business (generally 9:00 a.m., Detroit time) on the next trading day after which authorization is received.  The Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires.  This restriction also applies to Limit Orders. With respect to trades in a sub-advised Fund, the trade date may be the next trading day after pre-clearance is granted, due to the timing of processing transactions.  In addition, the trade date on transactions processed through the mail may be different from the pre-clearance date.

6.             Execution of Trades and Commissions

No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of World’s or its respective clients’ trading activity.  Subject to approval in accordance with Section II.C., above, only normal, retail brokerage relationships generally available to other similar members of the general public may be permitted.  Commissions on personal transactions may be negotiated, but payment of a commission rate that is lower than the rate available to retail customers through similar negotiations is prohibited except with respect to accounts held at or trades executed through Comerica Securities, Inc., in accordance with its policies.

B.            Reporting Requirements for Access Persons

1.             Brokerage Statements and Confirmations

Every Access Person and members of his or her Immediate Family  must arrange for the Compliance Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for all accounts that hold any securities in which such Access Person has a Beneficial Ownership interest.  This requirement applies even if the transaction involves or the account holds a non-Reportable Security and specifically includes brokerage statements and confirmations with respect to transactions involving shares of funds sub-advised by World.  To assist in making these arrangements, the Compliance Department will send a letter to each broker, dealer or bank based on the information provided by the Access Person.  Exceptions to this policy must be pre-approved by the Compliance Department.

2.             Quarterly Transaction Reports

a.             General Requirement

In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, each Access

Person shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Compliance Department. Each Access Person shall also list any previously unreported transaction that occurred prior to the end of the quarter to which the report relates involving a Reportable Security (as defined in Attachment A) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership.  Previously unreported transactions might include, for example, a private placement or limited offering that is not purchased through an Access Person’s brokerage account, securities acquired through a gift or inheritance, or De Minimis Trades.

b.             Exempt Transactions

The following transactions are not required to be reported on a quarterly basis as described in this Section III.B.2.:

i.                                          Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO); and

ii.                                       Purchases or sales that are effected as part of an automatic investment plan, including an automatic dividend reinvestment plan.  An automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  However, any transaction that overrides the preset schedule or allocation of the automatic investment plan is not exempt.

c.             Reporting Deadline

An Access Person must submit any report required by this Section III.B.2. to the CCO no later than 30 days after the end of the calendar quarter in which the transaction occurred.

d.             Report Content

The report must contain the following information with respect to each previously undisclosed securities transaction:

i.                                          The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each security;

ii.                                       The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

iii.                                    The price of the security at which the transaction was effected;

iv.                                   The name of the broker, dealer or bank with or through which the transaction was effected; and

v.                                      The date that the report is submitted by the Access Person.

To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the CCO, the following information must also be provided in the report submitted by the Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Access Person:

i.                                          The name of the broker, dealer or bank with whom the Access Person established the account;

ii.                                       The date the account was established.

3.             Initial and Annual Disclosure of Personal Holdings

No later than 10 days after becoming a Access Person and thereafter on an annual calendar year basis, each Access Person must submit a Personal Holdings of Securities report.

The Initial and Annual Reports of Personal Holdings of Securities must contain:

a.             The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership interest;

b.             The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

c.             The date the Access Person submits the report.

The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted.  Initial Reports of Personal Holdings shall be in the format specified in Attachment C.  Annually, each Access Person shall confirm the accuracy of the information regarding securities holdings and accounts previously provided to the Compliance Department in the formats specified in Attachment B.  Each Access Person shall also list any previously unreported securities holding or account.

If not previously provided, the Access Person must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the CCO.

4.             Certification of Compliance

Each Access Person is required to certify annually in writing that he or she has received a copy of the Code, has read and understood the Code and acknowledges that he or she is subject to it.  Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code.  The form of Annual Certification and Questionnaire is attached to this Code as Attachment D.

5.             Permitted Disclaimer

Any report submitted to comply with the requirements of this Section III.B., may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

C.            Distribution of the Code to Persons Subject to the Code

The CCO (or his or her designee) shall provide a copy of this Code to each Access Person within 10 days of such person becoming subject to the Code.  Thereafter, the CCO (or his or her designee) shall provide each Access Person with a copy of the Code on an annual basis and promptly after any amendment to the Code.  Each Access Person, unless specifically exempted herein, shall acknowledge receipt of the Code and any amendments thereto.

D.            Quarterly Review

At least quarterly, the CCO (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided.  Such review shall include, as appropriate:

1.             Whether the securities transaction complied with this Code;

2.             If relevant, whether the securities transaction was authorized in advance of its placement;

3.             If relevant, whether the securities transaction was executed before the expiration of any approval under the provisions of this Code; and

4.             Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

5.             Whether any securities transactions demonstrate a pattern that may indicate abuse.

E.             Reports to the Boards of Trustees/Directors

1.             Annual Reports

The CCO shall prepare an annual report for the Board of each sub-advised fund.  At a minimum, the report shall:  (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that World has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

2.             Quarterly Reports

At each quarterly meeting of the Board of Directors/Trustees of a sub-advised fund, World may be called upon to report to the Board concerning:

a.             Any transaction that appears to evidence a possible violation of this Code;

b.             Apparent violations of the reporting requirements of this Code;

c.             Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of relevant codes of ethics; and

d.             Any significant remedial action taken in response to such violations described in paragraph c. above.

IV.           GENERAL POLICIES

A.            Anti-Fraud

It shall be a violation of this Code for any Access Person or principal underwriter for any Advisory Client, or any affiliated person of World, any sub-adviser to, or the principal underwriter of, any Advisory Client in connection with the purchase or sale, directly or indirectly, by such person of any security which, within the most recent 15 days was held by an Advisory Client, or was considered by World for purchase by the Advisory Client, to:

1.             employ any device, scheme or artifice to defraud an Advisory Client;

2.             make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.             engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

4.                                       engage in any manipulative practice with respect to an Advisory Client.

B.            Involvement in Criminal Matters or Investment-Related Civil Proceedings

Each Access Person must notify the CCO, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

V.            REPORTING VIOLATIONS OF THE CODE

An Access Person who becomes aware of a violation of this Code, whether on the part of the Access Person or any other person subject to the Code, shall promptly report such violation to the CCO.  Failure to disclose or report to the CCO any violation of this Code is in and of itself a violation of the Code.  An Access Person shall not be subject to retaliation as a result of any report made in good faith pursuant to this Section V.  However, if an Access Person believes that he or she may suffer retaliation, such Access Person may report the violation on an anonymous basis.  (See World’s “Policy and Procedures for Hotline Reporting”)

VI.           SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the CCO shall submit such findings to the Chief Investment Officer.  The CCO and Chief Investment Officer may impose on that Access Person whatever sanctions the CCO and Chief Investment Officer deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment.  Any significant sanction imposed with respect to sub-advised fund related activities shall be reported to a sub-advised fund’s Chief Compliance Officer and Board in accordance with Section III.E. above.  Notwithstanding the foregoing, the CCO shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred.  The CCO may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code.  A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VII.         RECORDKEEPING

This Code, a copy of each report by an Access Person, any written report by World and lists of all persons required to make reports shall be preserved with  World records in the manner and to the extent required by Rule 17j-1 under the 1940 Act (if applicable) and Rule 204-2 under the Advisers  Act.

The CCO shall maintain such reports and such other records as are required by this Code.

VIII.        CONFIDENTIALITY

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

IX.           OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by World.  No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the 1940 Act or Rule 204A-1 under  the Advisers Act.

X.            FURTHER INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the CCO.

Attachment A

DEFINITIONS

“Access Person” shall mean: (a) every trustee, director, officer and general partner World, (b) every employee of World (or of any company in a control(2) relationship to World) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of World who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Compliance Department.  Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department.  Such questions will be resolved in accordance with, and this definition shall be subject to, the definitions of “Access Person” found in Rule 17j-1 under the 1940 Act.  A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be an Access Person.  Temporary employees who will be employed at or through World for less than 30 calendar days shall not be deemed to be Access Persons.

“Advisory Client” means any client (including investment companies and managed accounts) for which World serves as an investment adviser or sub-adviser, renders investment advice, makes investment decisions or places orders through its trading department.

“Beneficial Ownership”  A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect “pecuniary interest” in the security.  The term “pecuniary interest” generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.  A person is refutably deemed to have an “indirect pecuniary interest” in any securities held by members of the person’s Immediate Family.  An indirect pecuniary interest also includes, among other things:  a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person’s right to dividends that is separated or separable from the underlying securities; a person’s interest in securities held by certain trusts; and a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term “derivative security” being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security.  For purposes of the Code, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a

(2)           “Control” shall be interpreted to have the same meaning as in Section 2(a)(9) of the 1940 Act.

controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity portfolio.  The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the 1934 Act, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Access Person has or acquires.

“Covered Security” means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); and (iii) shares of open-end investment companies registered under the 1940 Act.  All Exchange Traded Funds are Covered Securities.

Covered Security does not include commodities or options on commodities, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“De Minimis Trade” means a personal trade in a transaction involving no more than $10,000 of (1) a common stock then listed on the S&P 500 Index, (2) shares of Standard & Poor’s Depositary Receipts - SPDR Trust, Series 1 (SPY), or (3) shares of Nasdaq-100 Trust, Series 1 — Nasdaq-100 Index Tracking Stock (QQQQ).  If, however, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares of the same issuer exceed a cumulative value of $30,000, a subsequent transaction in the issuer’s securities shall no longer be regarded as a De Minimis Trade.

“CCO” means the person designated as a CCO in Attachment E hereto.

“Direct Obligations of the Government of the United States” means any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing.  Direct Obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States are not Direct Obligations of the Government of the United States.  This includes securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

“High Quality Short-Term Debt Instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

“Immediate Family” of an Access Person means any of the following persons who reside in the same household as the Access Person:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

An “Index Trade” occurs when a portfolio manager directs a securities trade in an index- or quantitative-style Advisory Client account, such as an account managed to replicate the S&P 500 Index or the S&P MidCap 400 Index, in order for the account to maintain its index weightings in that security.

“Investment Personnel” is any employee of World (or of any company in a control relationship to World) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a client; or any natural person who controls World and who obtains information concerning recommendations made to clients regarding the purchase or sale of securities.

“Limit Order” is an order to a broker to buy a specified quantity of a security at or below a specified price, or to sell a specified quantity at or above a specified price (called the limit price).  A Limit Order ensures that a person will never pay more for the stock than whatever price is set as his/her limit.

“Reportable Fund” means any investment company registered under the 1940 Act for which World serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by, or is under common control with World.  (See Attachment G).

“Reportable Security” means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); (iii) shares issued by money market funds; (iv) shares issued by other open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds.  All Exchange Traded

Funds and closed-end investment companies are Reportable Securities.    Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.  Interests in 529 Plans are securities.

Attachment B

Request for Outside Brokerage Account
And
Securities Holding Report

Please indicate below any accounts which you or your family members currently maintain with Comerica Securities or another securities firm, bank, financial institution, or financial advisor for the purpose of executing the purchase or sale of securities in which you have a financial interest or discretionary trading authority. You must attach a copy of your last statement to this form. Your last statement cannot be dated more than 45 days prior to the date you sign this form. If a statement is not available you must list below each securities position you own or have a beneficial interest in.

If NONE, write “NONE” in this section. Attach a separate sheet if necessary.

Broker Dealer Name (Include: Address, City, State and Zip)	Account No.	Account Title

Securities Holding Report:
As required by Rule 204A-1 under the Investment Advisers Act of 1940.

Only complete this section if you do not have a statement(s) showing your securities holdings dated within the last 45 days or if you purchased additional securities not reflected on your last statement. You must attach your last statement to this form, if available.

1.	Security Description, Symbol or Cusip	# of Shares/ Principal Amount	Location of securities

2.	Security Description, Symbol or Cusip	# of Shares/ Principal Amount	Location of securities

3.	Security Description, Symbol or Cusip	# of Shares/ Principal Amount	Location of securities

4.	Security Description, Symbol or Cusip	# of Shares/ Principal Amount	Location of securities

5.	Security Description, Symbol or Cusip	# of Shares/ Principal Amount	Location of securities

6.	Security Description, Symbol or Cusip	# of Shares/ Principal Amount	Location of securities

If you are required to maintain your brokerage accounts with CS, you must begin the transfer of securities and accounts to Comerica Securities within 45 days. Failure to begin the transfer process will result in a notification to the outside firm/bank that your account is not approved for trading and will be restricted to closing transactions only. I certify that the above and/or attached information represents a complete and accurate description of my securities holdings and accounts.

Name (print):	Office location:
Date submitted:	Information is current as of
Signature:

Attachment C

INITIAL REPORT OF
PERSONAL HOLDINGS OF SECURITIES

Name:

Position/Department:

I.              To comply with SEC regulations and the Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

a.                                       The title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which you have any direct or indirect beneficial ownership; and

b.                                      The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold any securities*.  You must attach a list of the reportable securities held in each account as well as the information listed in item (a) above.  A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

Please include all accounts, even if they only hold mutual funds.

Account Owner	Account Number	Firm

II.                                     If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security	Quantity	Value	Custodian
1.
2.
3.

(Attach separate sheet if necessary)

I certify that I have received a copy of the Code of Ethics, that I have read and understand the Code of Ethics and that this form, and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed:	Date:

*Please note that bank checking and savings accounts are not reportable, however, an account that holds a certificate of deposit is reportable.

Attachment D

ANNUAL CERTIFICATION AND QUESTIONNAIRE
For Access Persons

Employee:

I.              Introduction

Access Persons are required to answer the following questions for the year ended                      .  Upon completion, please sign and return the questionnaire by                       , to                            in the Compliance Department.  If you have any questions regarding this Questionnaire or the requirements under the Code of Ethics, please contact                  at extension             .  All capitalized terms are defined in the Code.

II.            Annual Certification of Compliance with the Code of Ethics

A.                                   Have you and the members of your Immediate Family obtained pre-clearance for all securities transactions that require pre-clearance under the Code?  (Note:  Circle “N/A” if there were no securities transactions.)

Yes                         No                           N/A        (If no, explain on Attachment)

B.                                     Have you reported all securities transactions that are required to be reported under the Code?  (Note:  This requirement includes arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

Yes                         No                           N/A        (If no, explain on Attachment)

C.                                     Have you reported all broker, dealer and bank accounts in which you and/or the members of your Immediate Family hold any securities?  Circle “N/A” if there were no such accounts.

Yes                         No                           N/A        (If no, explain on Attachment)

D.                                    Have you notified the Compliance Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action?  (Circle “N/A” if you have not been arrested, arraigned, etc.)

Yes                         No                           N/A        (If no, explain on Attachment)

E.                                      Have you complied with the Code of Ethics in all other respects, including the gift policy?

Yes                         No                           (If no, explain on Attachment)

(List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, “counterparty,” gift description, and estimated value.)

III.           Insider Trading Policy

Have you complied in all respects with the Insider Trading Policy?

Yes                         No                           (If no, explain on Attachment)

IV.                                Disclosure of Directorships

A.                                   Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

Yes                         No

(If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

B.                                     If the response to the previous question is “Yes,” do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

Yes                         No

V.            Disclosure of Broker-Dealer Relationships

A.                                   Are you, or any relative, employed or affiliated with a broker-dealer?

Yes                         No

(If yes, please respond to question V.B.)

B.                                     Provide the following information for any relatives who are employed or affiliated with a broker-dealer.

Name of Relative	Relation to Access Person	Name of Firm	Title

Please note that the language used in this Questionnaire in no way modifies or limits the requirements contained in the Code of Ethics.

I hereby represent that I have received a copy of the Code of Ethics and that I have read and understand the Code of Ethics.  I acknowledge that I am subject to the Code of Ethics.  I hereby certify that I have complied with all the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.  I understand that any untrue or incomplete response may be subject to disciplinary action.

Date:
Access Person Signature

ATTACHMENT TO
ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all “No” responses to questions in Sections II and III

Please list each company for which you are, or a member of your Immediate Family is, a director

Please list all Gifts you received or gave during the year covered by this questionnaire

Month	Giver/Receiver	Gift Description	Estimated Value

(Continue on additional sheet if necessary.)

Attachment E

CONTACT PERSONS

CCO

[Name]

DESIGNEES OF CCO

[Names]

COMPLIANCE DEPARTMENT

[Names]

Attachment F

LIST OF BROAD-BASED INDICES

Listed below are the broad-based indices as designated by the Compliance Department.

DESCRIPTION OF OPTION	SYMBOL	EXCHANGE
NASDAQ-100	NDX	CBOE
S & P 100 *	OEX	CBOE
S & P MidCap 400 Index *	MID	CBOE
S & P 500 *	SPX	CBOE

* Includes LEAPs

Attachment G

REPORTABLE FUNDS(1)
(As defined in Attachment A)

FUND NAME	TICKER	CUSIP	INTERNAL ACCT #
The Munder Funds Munder Index 500 Fund Munder S&P SmallCap Index Equity Fund Munder S&P MidCap Index Equity Fund	MUXYX MUXKX MUXAX MUXBX MSIYX MSIKX MIMIX MIMKX	626129787 626129779 626129761 626129225 626125629 626125645 626125611 626125652	160 202 201
Calvert Social Index Series, a series of Calvert Social Index Series, Inc.	CISIX CSXAX CSXBX CSXCX	131582751 131582785 131582777 131582769	371
Summit EAFE International Index Portfolio, a series of Summit Mutual Funds, Inc. - Summit Pinnacle Series		866167695	540
E*TRADE S&P 500 Index Fund, a series of E*TRADE Funds	ETSPX	269244109	606
E*TRADE Russell 2000 Index Fund, a series of E*TRADE Funds	ETRUX	269244869	607
E*TRADE Technology Index Fund, a series of E*TRADE Funds	ETTIX	269244406	608
E*TRADE International Index Fund, a series of E*TRADE Funds	ETINX	269244505	609

(1) As of December 29, 2006

WORLD ASSET MANAGEMENT, INC.
GIFT POLICY

The gift policy of World Asset Management, Inc. (“World”) covers both giving gifts to and accepting gifts from clients, brokers and other persons with whom we do business (collectively, “vendors”).  It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (“NASD”).(3)  Compliance with this Gift Policy is also a requirement of World’s Code of Ethics.

Under our policy, employees may not give gifts to or accept gifts from vendors with a value in excess of $100 per person per year.  In addition, employees must report to the Compliance Department if they accept certain types of gifts of any value.  A “gift” is defined as any kind of gratuity.  Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, World relies on its employees’ professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible.  The discussion below is designed to assist employees in this regard.

1.             GIFTS GIVEN BY EMPLOYEES

An employee may not give any gift with a value in excess of $100 per year to any client of World or any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms or the news media.  Additionally, World may not take a tax deduction for any gift with a value exceeding $25.  While this policy discusses limits on gifts, it is not intended to authorize any employee to give any gift to a vendor.  Prior to giving any gifts, the employee must record the proposed gift on the Gift & Gratuity log (Appendix A) and submit the log to the Chief Compliance Officer or his/her Designated Person.

2.             GIFTS ACCEPTED BY EMPLOYEES

On occasion, because of their position within World, employees may be offered, or may receive without notice, gifts from clients or vendors.  Employees may not accept any gift or form of entertainment from vendors (e.g., tickets to the theater or a sporting event where the vendor does not accompany the employee) other than gifts of nominal value, defined as under $100 in total from any vendor in any year.  Managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling.  Any gift accepted by an employee must be reported to the Chief Compliance Officer or his/her Designated Person and logged on the Gift & Gratuity Log, subject to certain exceptions (see Section 5).  In addition, this gift policy does not apply to normal and customary business entertainment or to personal gifts (see Section 3).

Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount, and under no circumstances may an employee solicit a gift from a vendor.

(3) World is not a registered broker-dealer and therefore is not subject to the Rules of Fair Practice of the NASD.  However, we strive to maintain the highest standards of business conduct and desire to avoid even the potential appearance of impropriety or a conflict of interest.  Accordingly, we believe that the high standards established by the NASD are appropriate for all our employees.

Employees may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an employee to decline a gift not permitted by our policy.  In such case, the gift should be forwarded to the Chief Compliance Officer or his/her Designated Person, who will arrange for it to be donated to charity.  Similarly, employees may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity.  In either situation discussed in this paragraph, an employee would not need to report the gift to the firm (see Section 4).

3.             EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

This gift policy does not apply to normal and customary business meals and entertainment with vendors.  For example, if an employee has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present.  If, on the other hand, a vendor gives an employee tickets to a sporting event and the employee attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy.  Under no circumstances may employees accept business entertainment that is extraordinary or extravagant in nature.  The receipt or provision of business entertainment involving airplane travel and/or overnight lodging is not permitted unless approved, in advance, by World’s Chief Investment Officer or Chief Compliance Officer. Receipt of airplane travel and/or overnight lodging by any of the aforementioned officers must be approved by the Chief Investment Officer and Chief Compliance Officer.

In addition, this gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (e.g., gifts between an employee and a vendor where the vendor is a family member or personal friend).

4.             REPORTING

All employees must report annually all gifts given to or accepted from clients and vendors to the Chief Compliance Officer or his/her Designated Person on the Gift & Gratuity log.

Employees are not required to report the following: (i) usual and customary promotional items given to or received from vendors (e.g., hats, pens, T-shirts, and similar items marked with a firm’s logo) or (ii) food items consumed on the firm’s premises (e.g., candy, popcorn, etc.) which are not so frequent or extravagant as to create a conflict of interest.

Questions regarding the appropriateness of any gift should be directed to the Compliance Department.

Adopted: December 29, 2006

WORLD ASSET MANAGEMENT, INC.

INSIDER TRADING POLICY AND PROCEDURES
DESIGNED TO DETECT AND PREVENT INSIDER TRADING

TABLE OF CONTENTS

A.		POLICY STATEMENT	3
	1.	Introduction	3
	2.	Prohibitions	3
	3.	General Sanctions	3
	4.	Insider Trading Defined	3
	5.	Tender Offers	4
	6.	Selective Disclosure Defined	4
	7.	Contact the Compliance Department	5
B.		PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING	5
	1.	Initial Questions	5
	2.	Material and Nonpublic Information	6
	3.	Confidentiality	6
	4.	Assistance of the Compliance Department	6
	5.	Reporting Requirement	7
C.		INSIDER TRADING EXPLANATIONS	7
	1.	Who is an Insider?	7
	2.	What is Material Information?	7
	3.	What is Nonpublic Information?	8
	4.	What are the Penalties for Insider Trading?	8

INSIDER TRADING POLICY AND PROCEDURES
DESIGNED TO DETECT AND PREVENT INSIDER TRADING

A.            POLICY STATEMENT

1.             Introduction

World Asset Management, Inc. (“World”) seeks to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  The confidence and trust placed in World by clients is something we should value and endeavor to protect.  To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

2.             Prohibitions

Employees are prohibited from trading, either personally or on behalf of others (including advisory clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.”  The receipt of the material nonpublic information may also be characterized as issuer “selective disclosure.”  This policy applies to every officer, director and employee and extends to activities within and outside their duties at World.  Any questions regarding this policy should be referred to the Compliance Department.

3.             General Sanctions

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties.  Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment.  The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and permanently bar you from the securities industry.  Finally, you may be sued by investors seeking to recover damages for insider trading violations.

4.             Insider Trading Defined

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material, nonpublic information to others.  While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

a.             trading by an insider, while in possession of material, nonpublic information;

b.                                      trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

c.                                       recommending the purchase or sale of securities on the basis of material, nonpublic information;

d.             communicating material, nonpublic information to others; or

e.                                       providing substantial assistance to someone who is engaged in any of the above activities.

The elements of insider trading and the penalties for such unlawful conduct are described below.  Any employee who, after reviewing these Policies and Procedures, has any question regarding insider trading should consult with the Compliance Department.  Often, a single question can forestall disciplinary action or complex legal problems.

5.             Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.  Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

6.             Selective Disclosure Defined

Selective disclosure occurs when an issuer of publicly traded securities, or person acting on its behalf, discloses material nonpublic information to securities industry professionals, institutional investors, and certain other persons (including portfolio managers and securities analysts) who would reasonably be expected to trade or provide trading advice on the basis of the information.  In the event of such occurrence, the issuer is required to make immediate or prompt (depending on whether the disclosure was intentional) public disclosure of such information.  The regulation covers only communications by an issuer’s senior management, its investor relations professionals, and others who regularly communicate with market professionals and security holders.

Issuer selective disclosure bears a close resemblance to insider trading since a few individuals gain an informational edge and the ability to use that edge to profit from their superior access to corporate insiders, rather than from their skill, acumen, or diligence.  Likewise, selective disclosure has an adverse impact on market integrity by causing investors to lose confidence in the fairness of the markets when they know that other participants may exploit “unerodable informational advantages” derived not from hard work or insights, but from their access to corporate insiders.  There is also the danger that corporate management will treat material information as a commodity to be used to gain or maintain favor with particular analysts or investors.  Employees should exercise particular caution any time they speak privately with the senior management of an issuer or its public relations professionals to make sure they are not obtaining material, nonpublic information.  Employees may not sign confidentiality agreements with issuers without the prior review and approval of the Compliance Department as confidentiality agreements may be an indication the employee has been provided material, nonpublic information.

7.             Contact the Compliance Department

To protect yourself, our clients, and World, you should contact the Compliance Department immediately if you believe that you may have received material, nonpublic information.

B.            PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING

The following procedures have been established to aid World and all employees in avoiding insider trading, and to aid World in preventing, detecting, and imposing sanctions against insider trading.  Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  Any questions about these procedures should be directed to the Compliance Department.

1.             Initial Questions

Before trading in the securities of a company about which an employee may have potential inside information, an employee, whether trading for himself or herself or others, should ask himself or herself the following questions:

a.                                       Is the Information Material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?  While an exhaustive list is not possible, the following items are some types of information or events that should be reviewed carefully to determine whether they are material:

(1)                                  earnings information;

(2)                                  mergers, acquisitions, tender offers, joint ventures, or changes in assets;

(3)                                  new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

(4)                                  changes in control or in management;

(5)                                  change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report;

(6)                                  events regarding the issuer’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, or public or private sales of additional securities); and

(7)                                  bankruptcies or receiverships.

b.                                      Is the Information Nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

2.             Material and Nonpublic Information

If, after consideration of the above, any employee believes that the information is material and nonpublic, or if an employee has questions as to whether the information is material and nonpublic, he or she should take all the following steps:

a.             Report the matter immediately to the Compliance Department;

b.                                      Do not purchase or sell the Securities either on your own behalf or on the behalf of others;

c.                                       Do not communicate the information to anyone, other than to the Compliance Department;

d.                                      After the Compliance Department has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communication, or, if the Compliance Department determines that the information is not material and nonpublic, he or she will be allowed to trade and communicate the information.

3.             Confidentiality

Information in an employee’s possession that is identified as material and nonpublic may not be communicated to anyone, including persons within World, except as otherwise provided herein.  In addition, care should be taken so that such information is secure.  For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

4.             Assistance of the Compliance Department

If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.

5.             Reporting Requirement

In accordance with World’s Codes of Ethics, every employee must arrange for the Compliance Department to receive duplicate copies of each confirmation for each reportable securities transaction and periodic statement for each brokerage account in which such employee has a beneficial interest, directly from the broker, dealer, or bank in question.

C.            INSIDER TRADING EXPLANATIONS

1.             Who is an Insider?

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.  In addition, World may become a temporary insider.  According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.             What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  It need not be important that it would have changed the investor’s decision to buy or sell.  No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, you should direct any question about whether information is material to the Compliance Department.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.  Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

Material information does not have to relate to a company’s business.  For example, the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

3.             What is Nonpublic Information?

Information is nonpublic until it has been effectively disseminated broadly to investors in the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

4.             What are the Penalties for Insider Trading?

Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:  (a) civil injunctions; (b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $ 1,000,000 or three times the amount of the profit gained or loss avoided.

In addition to the foregoing, any violation of these Policies and Procedures can be expected to result in serious sanctions, including dismissal of the person or persons involved.

Adopted: December 29, 2006